                                SUPPLY AGREEMENT

           SUPPLY AGREEMENT, dated as of October 31, 1998, between Barnes & Noble, Inc., Delaware corporation having an office located at 122 Fifth Avenue, New York, New York 10011 ("B&N"), and barnesandnoble.com llc, a Delaware limited liability company having an office located at 76 Ninth Avenue, 11th Floor, New York, New York 10011 (the "LLC"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Amended and Restated Limited Liability Company Agreement effective as of October 31, 1998 of the LLC, as the same may be amended or modified from time to time (the "LLC Agreement").

           WHEREAS, to enable the LLC to obtain the benefits of any purchasing discounts available to B&N, the parties desire that B&N shall from time to time order Products (as defined below) on behalf of the LLC, on the terms and conditions set forth herein.

           NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

           1. Orders. (a) During the term of this Agreement, the LLC may from time to time, in its sole discretion, place orders for Products with B&N (each an "Order"). "Products" shall mean books, magazines and other products generally sold by B&N in its retail stores. Nothing in this Agreement is intended to limit the LLC from placing orders for Products with any other entity.

                (b) Once an Order is placed by the LLC, B&N shall use its commercially reasonable efforts to fill such Order as promptly as practical in accordance with the terms of such Order. Products ordered hereunder by the LLC shall be delivered to the LLC's warehouse at 308A Herrod Blvd., Dayton, New Jersey 08810, unless otherwise mutually agreed upon by the parties hereto. B&N shall give Orders placed by the LLC equal priority with Orders placed by any other entity, including, without limitation, B&N. B&N shall not be responsible for any delays by third-party suppliers in the filling of any Order.

           2. Price. For all Products ordered by the LLC under this Agreement, B&N shall charge the LLC B&N's cost for such Products plus Incremental Overhead (as defined below). Payment for Orders shall be due 30 days from the date of such Order, provided that B&N shall refund any payments made for Orders which B&N is unable to fill within 30 days of such determination by B&N. "Incremental Overhead" shall mean the cost incurred by B&N and its Affiliates to third parties, including, without limitation, costs for shipping and handling, and any direct labor costs incurred by B&N and its Affiliates in excess of the cost that would have been incurred in the absence of the performance by B&N and its Affiliates of B&N's obligations hereunder.

           3. No Agency. The parties hereto are independent contractors and nothing in this Agreement is intended to, nor shall it, create any agency, partnership or joint venture relationship between them. With respect to any third party, no party hereto, or any of its officers, directors, employees or agents, shall have the right or authority to bind or otherwise obligate the other party hereto in any way as a consequence of this Agreement.

           4. Termination. This Agreement shall terminate on the date that either B&N and its Affiliates or BAG and its Affiliates cease to own a Membership Interest of at least 10% of the outstanding Membership Interests, but may be terminated earlier as follows:

                (a) the LLC may, in accordance with the provisions of Section 4.7(a) of the LLC Agreement, terminate this Agreement on thirty (30) days' prior written notice to B&N.

                (b) B&N may terminate this Agreement:

                (i) within the sixty (60) day period following the one hundred and eightieth day (180) after a transfer pursuant to Section 7.3 of the LLC Agreement;

                (ii) the LLC is in default of the terms of this Agreement and such default continues for more than thirty (30) days after written notice thereof to the LLC and BAG (as such term is defined in the LLC Agreement), provided that such default is not principally as a result of the action or inaction of the BN Managers;

                (iii) in the event that B&N or the LLC shall (A) apply for or consent to the appointment of, or the taking possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or any substantial part of its property, (B) make a general assignment for the benefit of its creditors, (C) commence a voluntary case under the Federal Bankruptcy Code of 1978, as amended, or (D) file a petition as a debtor seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of its debts; or

                (iv) if a proceeding or case shall be commenced against any of B&N or the LLC, without such party's application or consent, seeking (A) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (B) the appointment of a receiver, custodian, trustee, examiner or liquidator or the like of such party or of all or any substantial part of its property, or (C) similar relief in respect of such party under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days.

           5. Miscellaneous. (a) This Agreement shall be governed by the internal laws of the State of New York without giving effect to the conflict of law principles thereof.

                (b) Neither party shall be liable to fulfill its obligations hereunder, or for delays in performance, due to causes beyond its reasonable control, including, but not limited to, acts of God, acts or omissions of civil or military authority, fires, strikes, floods, epidemics, riots or acts of war.

                (c) This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements. No provision of this Agreement may be waived or amended, except by a writing signed by the parties hereto.

                (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

                (e) The failure of either party to exercise any right or remedy provided for herein shall not be deemed a waiver of any right or remedy hereunder.

                (f) If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such determination shall not affect the validity or enforceability of any remaining provisions of this Agreement. If any provision of this Agreement is invalid under any applicable statute or rule of law, it shall be enforced to the maximum extent possible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.

                (g) Any and all notices or other communications hereunder shall be sufficiently given if in writing and sent by hand, telecopier, reputable overnight courier or by certified mail, return receipt requested, postage prepaid, addressed to the party to receive the same at its address as set forth on page 1 hereof, or to such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this
Section 5(g). Such notices or other communications shall be deemed to have been given on the date of such delivery. Either party may change its address for the purpose of this Agreement by notice to the other party given as aforesaid.

                (h) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, provided that the LLC may not assign any of its rights hereunder without the prior written consent of B&N.

                (i) The section headings used herein are for the convenience of the parties only, are not substantive and shall not be used to interpret or construe any of the provisions contained herein.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                       BARNES & NOBLE, INC.

                                       By: /s/ Marie J. Toulantis
                                               --------------------------------
                                               Name:  Marie J. Toulantis
                                               Title: Executive Vice
                                                      President of Finance
                                       barnesandnoble.com llc

                                       By: barnesandnoble.com inc., its managing
                                           member

                                             By: /s/ Marie J. Toulantis
                                                     --------------------------
                                                     Name:  Marie J. Toulantis
                                                     Title: Executive Vice
                                                            President, Finance